UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2014

DECISIONPOINT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8697 Research Drive

Irvine, CA 92618

(Address of principal executive offices) (Zip code)

(949) 465-0065

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 28, 2014, DecisionPoint Systems, Inc (the “Registrant”) held its annual stockholders meeting, at 10:00 A.M. Eastern time at the Courtyard by Marriott, New York LaGuardia Airport, 90-10 Grand Central Parkway, East Elmhurst, NY 11369. At the meeting, the stockholders elected the current members of the Board of Directors to continue serving as directors; ratified the selection of BDO USA, LLP as the Registrant’s independent registered public accounting firm; approved the Registrant’s 2014 Equity Incentive Plan; approved on an advisory basis the compensation paid to the Registrant’s named executive officers; and approved on an advisory basis the conduct of future advisory votes on executive compensation every three years. For more information on the proposals put to the Registrant’s stockholders at the annual meeting, please see the Registrant’s proxy statement distributed to stockholders prior to the meeting, as filed with the SEC on Schedule 14A on October 8, 2014.

The final results of the stockholder vote were as follows:

1.	Election of directors:

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTES
Robert Schroeder	9,904,798	88,157	3,365,868
James F. DeSocio	9,904,855	88,100	3,365,868
Michael N. Taglich	9,904,897	88,058	3,365,868
John Guttilla	9,904,826	88,129	3,365,868
Stanley P. Jaworski, Jr.	9,884,514	108,411	3,365,868
Paul A. Seid	9,904,853	88,102	3,365,868

2.	Ratification of the Registrant’s selection of BDO USA, LLP as the Registrant’s independent registered public accounting firm:

FOR	AGAINST	ABSTAIN
13,222,469	12,919	123,435

3.	Approval of the DecisionPoint Systems, Inc. 2014 Equity Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,939,604	33,037	20,314	3,365,868

4.	Advisory vote to approve the compensation paid to the Registrant’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,619,268	100,129	273,558	3,365,868

5.	Advisory vote to select frequency of future advisory votes on executive compensation:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
2,573,266	44,983	7,334,396	40,310	3,365,868

The Registrant has issued a press release dated October 30, 2014, addressing the results of the annual meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description
99.1	Press Release dated October 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: October 30, 2014	By:	/s/ Michael P. Roe
Name: Michael P. Roe
Title: Chief Financial Officer